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                                                                EXHIBIT 99(a)(5)

                           FORM OF LETTER TO CLIENTS

        OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF NEW PREFERRED STOCK

                                       OF

                        FIRSTCITY FINANCIAL CORPORATION
                      FOR, AT THE ELECTION OF THE SELLER,

        2 SHARES OF COMMON STOCK AND $10.00 NET TO THE SELLER IN CASH OR

          3 SHARES OF COMMON STOCK AND $8.00 NET TO THE SELLER IN CASH

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
     NEW YORK CITY TIME, ON           , 2002, UNLESS THE OFFER IS EXTENDED.

          , 2002

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated          , 2002,
and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by FirstCity Financial Corporation, a Delaware corporation ("FirstCity"), to acquire all of the outstanding shares of New Preferred Stock, par value $0.01 per share ("New Preferred Stock"), of FirstCity, for, at the election of the holder of the New Preferred Stock, either (a) two shares of FirstCity's common stock and cash of $10.00, or (b) three shares of FirstCity's common stock and cash of $8.00, upon the terms and subject to the conditions set forth in the Offer. We are the holder of record of New Preferred Stock held for your account. A tender of such New Preferred Stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender New Preferred Stock held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the New Preferred Stock held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The Offer and withdrawal rights will expire at 12:00 midnight, New
     York City time, on           , 2002, unless the Offer is extended.

          2. The Offer is subject to several conditions, including: (a) the closing of the sale of 20% interest in Drive to BoS(USA), Inc. (which currently owns a 49% interest in Drive) for $16 million by FirstCity, which will provide the cash proceeds of the exchange offer, and the other transactions contemplated by the recapitalization described in the Prospectus, (b) the tender of at least 80% of the outstanding shares of New Preferred Stock, (c) the effectiveness of the Registration Statement relating to the shares of common stock of FirstCity to be issued in connection with the exchange offer, and (d) the lack of any change or development involving a prospective change in or affecting FirstCity's business or financial affairs that, in the reasonable judgment of FirstCity's board of directors, would or might prohibit, restrict or delay consummation of the exchange offer or materially impair the contemplated benefits to FirstCity of the exchange offer.
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          3. Tendering stockholders will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. Except as set forth in the Letter of Transmittal, transfer taxes on the exchange of New Preferred Stock pursuant to the Offer will be paid by or on behalf of FirstCity.

          4. Any stock transfer taxes applicable to the sale of New Preferred Stock to FirstCity pursuant to the Offer will be paid by FirstCity, except as otherwise provided in the Letter of Transmittal.

     Except as disclosed in the Prospectus, FirstCity is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of FirstCity by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your shares of New Preferred Stock, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your New Preferred Stock, all of your shares of New Preferred Stock will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
                 EACH OUTSTANDING SHARE OF NEW PREFERRED STOCK
                                       OF
                        FIRSTCITY FINANCIAL CORPORATION
                      FOR, AT THE ELECTION OF THE SELLER,

        2 SHARES OF COMMON STOCK AND $10.00 NET TO THE SELLER IN CASH OR

          3 SHARES OF COMMON STOCK AND $8.00 NET TO THE SELLER IN CASH

     The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus dated          , 2002 and the related Letter of Transmittal in
connection with the Offer by FirstCity Financial Corporation, a Delaware corporation ("FirstCity"), to acquire all of the outstanding shares of New Preferred Stock, par value $0.01 per share ("New Preferred Stock"), of FirstCity for, at the election of the holder of the New Preferred Stock, either (a) two shares of FirstCity's common stock and cash of $10.00, or (b) three shares of FirstCity's common stock and cash of $8.00, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

     This will instruct you to tender the number of shares of New Preferred Stock indicated below (or if no number is indicated below, all shares of New Preferred Stock) held by you in return for the consideration elected, for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

Number of Shares of New Preferred Stock to be Tendered:*
                                                         -----------------------

Account No: ---------------------------------------            Dated: ----------

CONSIDERATION ELECTION (CHECK ONLY ONE BOX)**                                     SIGN HERE
                                                            -----------------------------------------------------
For each share of New Preferred Stock:                      -----------------------------------------------------
                                                                               (Signature(s))

[ ] 2 Shares of Common Stock and $10.00 Cash
                         or                                 -----------------------------------------------------
[ ] 3 Shares of Common Stock and $8.00 Cash                 -----------------------------------------------------
                                                            -----------------------------------------------------
                                                                       (Print Name(s) and Address(es))
                                                            -----------------------------------------------------
                                                            -----------------------------------------------------
                                                            -----------------------------------------------------
                                                                     (Area Code and Telephone Number(s))

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 * Unless otherwise indicated, it will be assumed that all shares of New
   Preferred Stock held by us for your account are to be tendered.

** If you fail to check either box, or check both boxes, you will be deemed to have elected to receive 3 shares of Common Stock and $8.00 cash for each Share tendered.

    PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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